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As filed with the Securities and Exchange Commission on September 29, 2005

Registration No. 333-126300

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARBOR ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	56-2518836 (I.R.S. Employer Identification No.)
One Boston Place Suite 3630 Boston, MA 02108 (617) 624-8409 (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

Robert J. Hanks
Chairman of the Board and
Chief Executive Officer
Harbor Acquisition Corporation
One Boston Place
Suite 3630
Boston, MA 02108
(617) 624-8409
(617) 624-8416–Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
William F. Griffin, Jr., Esq. Andrew D. Myers, Esq. Davis, Malm & D'Agostine, P.C. One Boston Place 37th Floor Boston, MA 02108 (617) 367-2500 (617) 523-6215–Facsimile	Elizabeth Hughes, Esq. Venable LLP 8010 Towers Crescent Drive Suite 300 Vienna, Virginia 22182 (703) 760-1600 (703) 821-8949–Facsimile

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☒

        The registrant paid the registration fee for the securities registered hereby on June 30, 2005.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September    , 2005

PROSPECTUS

$60,000,000
HARBOR ACQUISITION CORPORATION
10,000,000 Units

        Harbor Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the industrial or consumer products sector.

        This is an initial public offering of our securities. Each unit that we are offering consists of:

  •
  one share of our common stock; and

  •
  two warrants.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and                        , 2006 and will expire on                        , 2010 or earlier upon redemption.

        We have granted the underwriters a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

        There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol "HAC.U", subject to official notice of listing. Each of the common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, the common stock and the warrants will be quoted on the American Stock Exchange under the symbols "HAC" and "HAC.WS," respectively. We cannot assure you, however, that any of such securities will be listed or, if listed, will continue to be listed on the American Stock Exchange. In the event that the securities are not listed on the American Stock Exchange, we anticipate that the units will be quoted on the OTC Bulletin Board, but we cannot assure you that our securities will be so quoted or, if quoted, will continue to be quoted.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses

Per Unit	$6.00	$0.435	$5.565

Total	$60,000,000.00	$4,350,000	$55,650,000

(1)
Includes a non-accountable expense allowance in the amount of 1.25% of the gross proceeds, or $0.075 per unit ($750,000 in total), excluding proceeds from the exercise of the over-allotment option, payable to Ferris, Baker Watts, Incorporated, the lead underwriter. The lead underwriter has agreed to deposit 0.5% of the gross proceeds attributable to the non-accountable expense allowance ($0.03 per unit) and 2.0% of the gross proceeds attributable to the underwriters' discount ($0.12 per unit) into a trust account until the earlier of the completion of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to or claims against such proceeds if we do not complete a business combination and the trust account is liquidated.

        Of the net proceeds we receive from this offering, $55,000,000 (approximately $5.50 per unit) will be deposited into a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. Ferris, Baker Watts, Incorporated, acting as the lead underwriter, expects to deliver our securities to investors in the offering on or about            , 2005.

Ferris, Baker Watts Incorporated	Brean Murray & Co., Inc.

The date of this prospectus is                        , 2005

PROSPECTUS SUMMARY

        This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Harbor Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

        We are a blank check company organized under the laws of the State of Delaware on June 20, 2005. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. No person or entity representing us or affiliated with us has taken any indirect or direct measure to search for or locate a target business. Although we intend to focus our efforts on acquiring a middle market business operating in the industrial or consumer products sector, we may acquire a business in another industry. For these purposes, we define the middle market as companies having an enterprise value of under $300 million. To date, our efforts have been limited to organizational activities and activities related to this offering.

        Our management team, including our officers, directors and special advisors, is experienced in business operations as well as in sourcing, structuring, financing and consummating business combinations. Through our management team and directors, we believe that we have extensive contacts and sources, including private equity funds, public and private companies, investment bankers, attorneys and accountants, from which to generate acquisition opportunities. Our management team intends to maintain and build on the relationships that they have developed through their years of experience with publicly traded companies and in private equity to find and evaluate potential target companies.

        We believe that our company will succeed in consummating a business combination with a target business or businesses as a result of the following:

  •
  the experience of our management team in sourcing, negotiating and consummating acquisitions;

  •
  our contacts within the investment banking and business community we believe will provide us with access to acquisition opportunities;

  •
  our officers, directors and special advisors have acquisition and operating experience in the industrial and consumer product sectors, which will assist us in evaluating companies within these sectors.

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value as determined in the reasonable determination of the board of directors is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

        Our executive offices are located at One Boston Place, Suite 3630, Boston, Massachusetts 02108 and our telephone number is (617) 624-8409.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. In addition, unless we tell you otherwise, the term "initial stockholder" as used in this prospectus refers to those persons who held shares of our common stock prior to the date of this prospectus. Further, unless we tell you otherwise, the term "public stockholder" as used in this prospectus refers to those persons who purchase the securities offered by this prospectus and any of our initial stockholders who purchase these securities either in this offering or afterwards provided that our initial stockholders' status as "public stockholders" shall only exist with respect to those securities so purchased. Unless the context indicates otherwise, certain numbers in this prospectus have been rounded and, therefore, are approximate.

THE OFFERING

Securities offered	10,000,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable based upon its assessment of the relative strengths of the securities market and small capitalization companies in general, and the trading pattern of, and demand for our securities in particular. In no event will Ferris, Baker Watts, Incorporated allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating whether Ferris, Baker Watts, Incorporated has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
Common Stock:
Number outstanding before this offering	2,500,000
Number to be outstanding after this offering	12,500,000
Warrants:
Number outstanding before this offering	None
Number to be outstanding after this offering	20,000,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$5.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business; or
• , 2006

The warrants will expire at 5:00 p.m., New York City time, on , 2010 or earlier upon redemption.
Redemption	We may redeem the outstanding warrants:
• in whole and not in part;
• at a price of $.01 per warrant;
• at any time after the warrants become exercisable;
• upon a minimum of 30 days' prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established our redemption criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied, we may call the warrants and each warrant holder will be entitled to exercise his or her warrants prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.
Proposed American Stock Exchange symbols for our:	Units: "HAC.U"
Common Stock: "HAC"
Warrants: "HAC.WS"

Offering proceeds to be held in trust
$55,000,000 of the proceeds of this offering (approximately $5.50 per unit) will be placed in a trust account at JP Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $53,500,000 from the net proceeds payable to us and $1,500,000 of the proceeds attributable to the deferred portion of the underwriters' discount and non-accountable expense allowance. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,500,000, after payment of the expenses related to this offering). The $1,500,000 of the proceeds held in trust and attributable to the underwriters' discount and non-accountable expense allowance will be paid to the underwriters upon completion of a business combination on the terms described in this prospectus or to our public stockholders upon our liquidation and will in no event be available for use by us.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Public stockholders must approve business combination
We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below.

Conversion rights for public stockholders
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and completed. Voting against a business combination does not automatically trigger the conversion right. In addition, public stockholders who convert their shares of stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.
Liquidation if no business combination
We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our initial stockholders have agreed to waive any right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering; however, they may participate in any liquidation distribution with respect to any shares of common stock issued in this offering, which they acquire in connection with or following this offering. There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.
Escrow of initial stockholder shares
On the date of this prospectus, all of our initial stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until six months after the consummation of a business combination.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only (1) the backgrounds of our management team in private equity and mergers and acquisitions, which are described in the section entitled "Management" appearing elsewhere in this prospectus and (2) the nature of our proposed business, which is described in the section entitled "Proposed Business" appearing elsewhere in this prospectus, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 9 of this prospectus.

        Except as otherwise indicated, all information in this prospectus assumes:

  •
  an initial public offering price of $6.00 per Unit;

  •
  that the total public offering price of the Units set forth on the cover of this prospectus does not exceed $60 million; and

  •
  no exercise of the underwriters' over-allotment option.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 22, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$20,000	$55,020,000
Total assets	100,000	55,020,000
Total liabilities	80,000	—
Value of common stock which may be converted to cash ($5.35 per share)	—	10,694,650
Stockholders' equity	20,000	44,325,350

        The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

        The working capital (as adjusted) and total assets (as adjusted) amounts include the $53,500,000 being held in the trust account, which amount will be available to us only in connection with the consummation of a business combination within the time period described in this prospectus, but do not include the $1,500,000 being held in trust that represents the deferred portion of the underwriters discount and non-accountable expense allowance. If a business combination is not so consummated, we will be dissolved and all the proceeds held in the trust account will be distributed solely to our public stockholders.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per share conversion price of approximately $5.35, without taking into account interest earned on the trust account if we choose to pursue the business combination, and such business combination is completed. The actual per share conversion price will be equal to:

  •
  the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination; divided by

  •
  the number of shares of common stock sold in this offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business as described in this prospectus. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

If we are unable to complete a business combination and are forced to liquidate and distribute the trust account, our public stockholders will receive less than $6.00 per share upon distribution of the trust account and our warrants will expire worthless.

        If we are unable to complete a business combination and are forced to liquidate our assets, the per share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section appearing elsewhere in this prospectus entitled "Proposed Business—Effecting a business combination—Liquidation if no business combination."

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the operations of any particular target business or the industry or business in which we may ultimately operate.

        Although we intend to focus on acquiring an operating business in the industrial or consumer products sector headquartered in North America, we may acquire a company operating in any industry. In addition, we have not yet selected or approached any prospective target business. Accordingly, there is no reliable basis for you to currently evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of target businesses, see the section appearing elsewhere in this prospectus entitled

"Proposed Business—Effecting a business combination—We have not selected or approached any target business."

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative effect on our ability to consummate a business combination. We do not intend to have any full time employees prior to the consummation of a business combination. Although our executive officers expect to devote substantial time to our business, they are engaged in other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers' or directors' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled "Management—Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

We may not be able to consummate a business combination within the required time frame, in which case we would be forced to liquidate.

        We must complete a business combination with a fair market value as determined in the reasonable discretion of our board of directors of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that we have not yet identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, upon consummation of this offering including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 under the Securities Act of 1933, as amended. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section appearing elsewhere in this prospectus entitled "Proposed Business—Comparison to offerings of blank check companies."

Our board of directors may not accurately determine the fair market value of a targeted acquisition.

        Fair market value of the target company will be determined in the reasonable discretion of our board of directors. Our board of directors may, but will not be required to, obtain an opinion from an investment banking firm or other valuation expert to confirm its determination of fair market value. If our board of directors, or any investment banking firm or other expert upon whose opinion our board may rely, overestimates the fair market value of a company that we acquire, then the value of our securities could be adversely affected.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders would be less than $5.50 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that even if such third parties execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. If we engage any vendor that refuses to execute such a waiver, or if a claim were nonetheless initiated by a party that executed a waiver, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per share liquidation price could be less than $5.50, plus interest, due to claims of such creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Robert J. Hanks, our Chairman of the Board and Chief Executive Officer, and David A.R. Dullum, our President, have agreed to indemnify us against any claims by any vendor that would reduce the amount of the funds in the trust. However, we cannot assure you that Messrs. Hanks and Dullum will be able to satisfy those obligations in all instances.

We may issue shares of our capital stock to complete a business combination which would reduce the equity interest of our stockholders and could likely cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 17,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce the equity interest of investors in this offering;

  •
  may subordinate the rights of holders of common stock if the preferred stock is issued with rights senior to those afforded to our common stock;

  •
  could likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

We may issue debt securities to effect a business combination, which could subject us to risks associated with debtors.

        We may issue indebtedness in connection with a business combination. If we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to service our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        For a more complete discussion of the possible structure of a business combination, see the section appearing elsewhere in this prospectus entitled "Proposed Business—Effecting a business combination—Selection of a target business and structuring of a business combination."

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if a business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund the business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or the business combination may be more highly leveraged than desirable. As a result, we may not be able to effectuate the most attractive business combination available to us.

Our current officers and directors may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of any target business.

        Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. Upon consummation of a business combination, the role of our key personnel in the target business cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, they are not currently obligated to do so. We anticipate that members of our current management will not serve as executive officers following a business combination but may continue to serve as directors or consultants, which may result in a conflict of interest. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see sections appearing elsewhere in this prospectus entitled "Management—Directors and Officers," "Management—Executive Compensation" and "Management—Conflicts of Interest."

        We will attempt to retain the management of the target business or we will recruit new management team members to join the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our officers and directors may not have significant experience or knowledge of the industry of a target business that operates outside of the consumer and industrial product sectors.

        We cannot assure you that our officers and directors will have experience or significant knowledge relating to the industry of any target business that operates outside of the consumer or industrial products sector.

Some of our officers and directors are currently, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Some of our officers and directors are currently affiliated with private equity firms that seek to invest in or acquire middle market companies. In addition, although none of our officers or directors are currently affiliated with other publicly traded blank check companies, they may in the future become so affiliated. Furthermore, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections appearing elsewhere in this prospectus entitled "Management—Directors and Officers" and "Management—Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors directly or indirectly own shares of our common stock that will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our officers and directors directly or indirectly own stock in our company, but do not have a right with respect to those shares of common stock acquired by them prior to this offering to receive distributions upon our liquidation. Moreover, Robert J. Hanks and David A.R. Dullum have agreed with Ferris, Baker Watts, Incorporated, the lead underwriter, that they and other initial stockholders will offer to purchase up to 1,700,000 warrants at prices not to exceed $0.70 per warrant in the open market following this offering, subject to certain conditions. The shares of common stock acquired by our officers and directors prior to this offering, as well as any warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination within the required time frame. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest. See "Management—Conflicts of Interest" and "Certain Transactions" herein.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

        The net proceeds from this offering will provide us with approximately $53,500,000 in cash, after payment of underwriting fees and commissions, which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value (as determined in the reasonable discretion of our board of directors) of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

  •
  solely dependent upon the performance of a single business; or

  •
  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

None of our officers or directors have ever been a principal of, or have ever been affiliated with, a publicly traded company formed with a business purpose similar to ours.

        Our officers and directors have never served as officers or directors of a development stage public company with the business purpose of raising funds to acquire an operating business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate a business combination for a publicly traded company organized for such a purpose.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and financial buyers competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Furthermore, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

        Since August 2003, based upon publicly available information, approximately 32 similarly structured blank check companies have completed initial public offerings. Of these companies, only two companies has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 27 blank check companies with approximately $1.3 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries or geographies that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Furthermore, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately held target businesses may not be inclined to enter into business combinations with publicly traded blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. In addition, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may have to use a portion of the funds not held in trust to pay a "no-shop" fee to an acquisition target.

        We may use a portion of the funds not held in the trust account to make a deposit or pay a "no-shop, standstill" fee provision with respect to a prospective business combination. Depending on the size of such payment and the amount of funds already expended for due diligence and related expenses, our forfeiture of such payments, whether as a result of our breach or otherwise, may result in our not having sufficient funds to continue searching for or conducting due diligence with respect to another target business or complete a business combination. If we expend the proceeds not held in trust from this offering, management is not obligated to advance us any additional funds. Without additional financing after such an event, we may be unable to complete a business combination.

If additional financing is required, we may be unable to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, inasmuch as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on favorable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

  •
  reduced liquidity with respect to our securities;

  •
  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  limited amount of news and analyst coverage for our company; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

Our initial stockholders, including our officers and directors, control a substantial interest in us and this may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our initial stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock, assuming they do not purchase units in this offering. None of our initial stockholders, officers and directors has indicated to us that they intend to purchase our securities in the offering. However, two of our initial stockholders, Robert J. Hanks and David A.R. Dullum, have agreed with the underwriters that they and other initial stockholders will offer to purchase up to 1,700,000 warrants collectively at prices not to exceed $0.70 per warrant in the open market following this offering, subject to certain conditions. Any exercise of these warrants by Messrs. Hanks and Dullum would increase their relative ownership percentage of our company. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders.

Target business may be affiliated with one or more of the initial stockholders.

        We may complete a business combination with a target company with which one or more of the initial stockholders is affiliated or has been affiliated, which may give rise to a conflict of interest. For example, each of Mr. Hanks and Mr. Dullum are managers of venture capital firms that have invested in middle market companies across the United States. We may complete a business combination with a target company in which such venture capital firms has invested, which may give rise to a conflict of interest because Mr. Hanks and Mr. Dullum would be affiliated with an investor in such a target company. In the event we propose to acquire a target company that is affiliated with one of our initial stockholders, we will obtain an opinion from an independent investment banking firm that the business combination is fair from a financial point of view and will file such opinion with the Securities and Exchange Commission.

Risks Related to this Offering

Our initial stockholders paid an aggregate of $25,000, or $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.7% or $1.78 per share (the difference between the pro forma net tangible book value per share of $4.22 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination using our common stock as consideration.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 20,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and the option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares issued to complete the business combination. Accordingly, our warrants and the option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and the option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and the option are exercised, you may experience dilution to your holdings.

If our securities are not listed on the American Stock Exchange and you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

        We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island in the event our securities are not listed on the American Stock Exchange. If our securities are not listed on the American Stock Exchange and you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. Also, if our securities are not listed on the American Stock Exchange, in order to prevent violations of states' securities laws in resale transactions, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section below entitled "Underwriting—State Blue Sky Information."

        If our securities are not listed on the American Stock Exchange and you are an institutional investor, you may purchase our securities in this offering only if you are located in a jurisdiction permitting sales of the units to institutional investors. You should consult with your own financial and legal advisors to determine if you are eligible to participate in this offering.

If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our initial stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our initial stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination. In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure;

  •
  reporting, record keeping, voting, proxy, compliance and disclosure requirements; and

  •
  complying with other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" (within the meaning of the Investment Company Act of 1940) with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 under the Investment Company Act of 1940. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense that we have not accounted for.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words "believe," "expect," "anticipate," "should," "would," "could," "plan," "will," "may," "intend," "estimate," "potential," "continue" or similar expressions or the negative of these terms are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

        The information contained in this prospectus identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

        Our forward-looking statements speak only as of the date they are made.

USE OF PROCEEDS

        We have agreed to bear all fees, disbursements and expenses in connection with this offering. We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$60,000,000	$69,000,000
Offering expenses(1)
Underwriting discount (6.0% of gross proceeds)(2)	3,600,000	4,140,000
Underwriting non-accountable expense allowance (1.25% of gross proceeds)(2)	750,000	750,000
Legal fees and expenses	425,000	425,000
Miscellaneous expenses	48,666	48,666
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	25,000	25,000
SEC registration fee	22,834	22,834
NASD registration fee	18,500	18,500
American Stock Exchange listing fee	60,000	60,000
Net proceeds
Held in trust(2)	53,500,000	61,960,000
Not held in trust	1,500,000	1,500,000

Total net proceeds	$55,000,000	$63,460,000

(1)
A portion of the offering expenses have been paid from the funds we received from Messrs. Hanks and Dullum appearing elsewhere in this prospectus. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(2)
The underwriters have agreed to deposit 2.0% of the gross proceeds attributable to the underwriters' discount, or $1,200,000 ($1,380,000 if the over-allotment option is exercised) and 0.5% of the gross proceeds attributable to the non-accountable expense allowance, or $300,000, into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to or claims against such proceeds if we do not complete a business combination and the trustee is required to liquidate the trust account. The amounts "held in trust" in the table above do not include these amounts deposited by the underwriters.

         The following table illustrates how we intend to use the net proceeds from this offering that are not held in trust. These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

	Amount	Percentage
Due diligence of prospective target business	$340,000	22.7%
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	500,000	33.3%
Payment of administrative fee to Grand Cru Management, LLC ($7,500 per month for two years)	180,000	12.0%
Legal and accounting fees relating to SEC reporting obligations	100,000	6.7%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	380,000	25.3%

Total net proceeds not held in trust	$1,500,000	100.0%

        We may use a portion of the funds not held in the trust account to make a deposit or pay a "no-shop, standstill" fee provision with respect to a prospective business combination. Depending on the size of such payment and the amount of funds already expended for due diligence and related expenses, our forfeiture of such payments, whether as a result of our breach or otherwise, may result in our not having sufficient funds to continue searching for or conducting due diligence with respect to another target business or complete a business combination. If we expend the proceeds not held in trust from this offering, management is not obligated to advance us any additional funds. Without additional financing after such an event, we may be unable to complete a business combination. Although we cannot provide any guaranty, in the judgment of management, if we do not forfeit any amounts that may be paid to fund a "no shop" or "standstill" fee, we will have sufficient funds not held in trust to complete the due diligence and other tasks necessary to complete a business combination.

        $53,500,000, or $61,960,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. In addition, $1,500,000, or $1,680,000 if the underwriters' over-allotment option is exercised in full, of the proceeds attributable to the underwriters' discount and non-accountable expense allowance will be deposited into the trust account. The proceeds will not be released from the trust account until the earlier of the completion of a business combination and our liquidation. The proceeds held in the trust account (excluding the amount held in the trust account representing the deferred fees and expenses of the underwriters) may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts (excluding the amount held in the trust account representing the deferred fees and expenses of the underwriters) not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

        The payment to Grand Cru Management, LLC, an affiliate of Robert J. Hanks and David A.R. Dullum, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts. This arrangement is being agreed to by Grand Cru Management, LLC for our benefit and is not intended to provide Robert J. Hanks or David A.R. Dullum compensation in lieu of a salary. We believe, based on rents and fees for similar services in Boston, Massachusetts, that the fee charged by Grand Cru Management, LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

        We intend to use the working capital (approximately $380,000) for director and officer liability insurance premiums (approximately $75,000), with the balance of $305,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates. Based on management's experience in seeking acquisition targets in the middle market in the consumer and industrial product sectors for private equity funds, we believe that the working capital will be sufficient to cover the foregoing expenses and reimbursement costs. To the extent funds not held in trust are insufficient to reimburse management for out-of-pocket expenses, the obligation to repay advances by management would be assumed by the resulting entity following, and subject to, the consummation of an acquisition.

        To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

        Robert J. Hanks, our Chairman of the Board and Chief Executive Officer, and David A.R. Dullum, our President, have advanced to us a total of $75,000, on a non-interest bearing basis, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee, accounting fees and legal fees and expenses. The advances will be payable on the earlier of June 15, 2006 or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will only be invested in "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

        We intend to allocate a portion of the proceeds not held in trust for expenses incurred in examining and evaluating prospective target businesses. Mr. Hanks and Mr. Dullum will supervise this process and we expect that they will devote substantial time to our business during the search for the target business and once we have signed a term sheet with a target business that provides for a business combination conditioned upon among other things, the completion of due diligence. We anticipate that Mr. Hanks and Mr. Dullum will be assisted in their efforts by other members of management and may engage outside professional advisors, such as accountants, attorneys, market experts and consultants, to assist with their due diligence efforts. Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Grand Cru Management, LLC the $7,500 per month fee described above. Other than Grand Cru Management, LLC, we will not directly or indirectly pay our directors, officers, employees, initial stockholders or their respective affiliates compensation of any kind (including finder's and consulting fees) in connection with their performance of due diligence of prospective target companies or for any other services rendered to us prior to or in connection with the consummation of a business combination. However, they will receive reimbursement for any out-of-pocket expenses they incur in identifying an acquisition target and conducting due diligence. In the event that a business combination is consummated, then such out-of-pocket expenses will become obligations of the surviving entity to the extent not reimbursed before the consummation of a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. Management will have the ability to negotiate their remuneration for services rendered following a business combination, subject to their fiduciary obligations to us under Delaware law.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At June 22, 2005, our net tangible book value was $20,000, or approximately $0.01 per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 22, 2005 (determined as described below) would have been $44,325,350, or $4.22 per share, representing an immediate increase in net tangible book value of $4.21 per share to the initial stockholders and an immediate dilution of $1.78 per share or 29.7% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $10,694,650 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$0.01
Increase attributable to new investors	4.21

Pro forma net tangible book value after this offering		4.22

Dilution to new investors		$1.78

        The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	2,500,000	20.0%	$25,000	0.042%	$0.01
New investors	10,000,000	80.0%	60,000,000	99.958%	6.00

	12,500,000	100.0%	$60,025,000	100.000%

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$20,000
Proceeds from this offering	55,000,000
Less: Proceeds held in trust subject to conversion to cash ($53,500,000 × 19.99%)	(10,694,650)

$44,325,350

Denominator:
Shares of common stock outstanding prior to this offering	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 × 19.99%)	(1,999,000)

10,501,000

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements, Delaware law, and other factors that our board of directors deems relevant.

CAPITALIZATION

        The following table sets forth our capitalization as at June 22, 2005, and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	June 22, 2005
	Actual	As Adjusted(1)
Note payable to stockholders	$75,000	—

Common stock, $0.0001 par value, -0- and 1,999,000 shares which are subject to possible conversion to cash, shares at conversion value(2)	—	10,694,650

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 2,500,000 shares issued and outstanding and 10,501,000 shares issued and outstanding (excluding 1,999,000 shares subject to possible conversion to cash), as adjusted	250	1,050
Additional paid-in capital	24,750	44,329,300
Deficit accumulated during the development stage	(5,000)	(5,000)

Total stockholders' equity	20,000	44,325,350

Total capitalization	$95,000	$55,020,000

(1)
As adjusted capitalization gives effect to our obligation to pay the underwriters deferred commissions and fees of $1,500,000 upon the consummation of a business combination.

(2)
If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.

        Harbor Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        Robert J. Hanks, our Chairman of the Board and Chief Executive Officer, and David A.R. Dullum, our President, have advanced to us a total of $75,000, which will be used to pay a portion of the expenses of this offering with respect to the SEC registration fee, the NASD registration fee, the American Stock Exchange listing fee and legal fees and expenses.

        We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $650,000 and underwriting discounts and expenses of approximately $4,350,000, will be approximately $55,000,000, or $63,460,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $53,500,000, or $61,960,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $1,500,000 in either event will not be held in trust. In addition, $1,500,000, or $1,680,000 if the underwriters' over-allotment option is exercised in full, of the proceeds attributable to the underwriters' discount and non-accountable expense allowance will be deposited in the trust account and will be paid to the underwriters upon the consummation of a business combination, or to the public stockholders upon a liquidation if we are unable to consummate a business combination within the time period described in this prospectus. We will use substantially all of the net proceeds of this offering not being held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, and exclusive of the expenses related to this offering, we anticipate approximately $340,000 of expenses for the due diligence and investigation of a target business, $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to Grand Cru Management, LLC ($7,500 per month for two years), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $380,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $75,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We would only consummate such a financing simultaneously with the consummation of a business combination.

        We are obligated, commencing on the date of this prospectus, to pay to Grand Cru Management, LLC, an affiliate of Robert J. Hanks and David A.R. Dullum, a monthly fee of $7,500 for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts. In addition, on June 21, 2005, Robert J. Hanks and David A.R. Dullum advanced $75,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The advances will be payable on the earlier of June 15, 2006 and the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. The net offering proceeds held in trust will only be invested in "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

PROPOSED BUSINESS

Overview

        We are a recently organized Delaware blank check company incorporated on June 20, 2005 in order to serve as a vehicle for the acquisition of an operating business. We intend to focus our efforts in identifying a prospective target business in the industrial and consumer product sectors. We intend to utilize cash derived from the proceeds of the offering, our capital stock, debt or a combination of these in effecting a business combination. We will focus our efforts on seeking a business combination from corporate divestitures, private businesses and portfolio companies currently held by private equity firms specializing in leveraged buyouts. We believe that there are opportunities to effect middle market acquisitions and that, as a well-financed public entity possessing broad investment, acquisition and operating experience, we are well positioned to identify target acquisitions and to effect a business combination. We intend to seek a business combination through one of the following sources:

  •
  Corporate Restructurings.  Corporate restructurings may present opportunities to acquire operating divisions or subsidiaries from companies that divest non-core assets.

  •
  Private Middle Market Companies.  Owners of privately held middle market companies may seek to realize the value of their investments through a sale of their company.

  •
  Portfolio Companies of Private Equity Firms.  Because most private equity funds must distribute the fund assets following a fixed term of years, they typically seek transactions for their portfolio companies that result in the receipt of cash or marketable securities for their investors.

        We believe that we are particularly well positioned to pursue these types of acquisition targets due in part to the factors identified below under "Competitive Strengths". We intend to focus on companies with positive operating cash flow that possess prospects for internal growth and growth through acquisitions. We will seek target companies with existing executive management teams that have demonstrated the ability to operate and profitably grow middle market companies. It is expected that our current management will not participate as executive officers of a target company, but may serve as non-executive board members or in an advisory capacity. We will look to create competitive advantages in a given market place and consummate the acquisition of a company that is well positioned in one of the following sectors:

  •
  Consumer Products.  The Company intends to focus in the consumer product sector on companies that have established brands within their target markets. We believe that consumer product companies will continue to provide attractive investment opportunities through their successful efforts to capture consumer attention with products and services that maximize convenience and quality. We are focused on those companies that can build a lasting relationship with the consumer that yields predictable recurring revenue.

  •
  Industrial Products.  In considering an industrial products company as an acquisition candidate, we will evaluate whether new methods and/or business models can be applied to increase growth and improve profitability.

        We may also acquire a company that provides services within these sectors. However, if we cannot find a target company within these sectors, or if an acquisition opportunity becomes available outside of these sectors, we may proceed with an acquisition of a company that operates outside of the consumer and industrial product sectors.

        We intend to source our target business opportunities from various internal and external sources. We believe that we will be able to generate deal flow from internal sources primarily resulting from personal contacts and relationships that our officers and directors have developed and maintain in the private equity, mergers and acquisition industry, and public corporation domain, as well as through relationships they have developed and maintain with various professionals, including accountants, consultants, commercial bankers, attorneys, regional brokers and other investors. We will also seek to generate deal flow from external sources by contacting investment bankers, venture capital funds, private equity funds, and other members of the financial community which may present solicited or unsolicited proposals.

        While we may or may not consummate our business combination with a company (or a company with the investment themes discussed above), we believe this focus should prove to be an attractive arena in which to find a target business, and we believe firms will find the opportunity to sell to us attractive as well.

        Due to these factors, we believe that there are opportunities to effect acquisitions and that, as a well financed public entity possessing broad investment, acquisition and operating expertise, we are well positioned to identify target acquisitions and to effect a business combination to take advantage of these opportunities.

Transaction Structures

        We believe the majority of the transactions we will review and consider fall into the following categories:

  •
  Growth Scenarios—situations where companies have the opportunity for growth through market development, incremental marketing, or increases in working capital.

  •
  Industry Consolidations—industries characterized by a large number of small to mid-size firms in which opportunities may arise.

  •
  Divisional Spin-outs—operating units or subsidiaries of companies that may have been neglected by the parent in terms of focus, resources or funding and may no longer be considered strategic or core business units.

Competitive Strengths

        We believe that our company will succeed in consummating a business combination with a target business or businesses as a result of the following:

  •
  Experienced Transaction Investors.  Our management team, including our officers, directors and special advisors, has been involved in transaction development, acquisition due diligence, structuring, negotiating and closing acquisition and growth financing transactions in both the public and private markets. In addition, our officers and directors have served on the boards of directors of acquiring and acquired private and public companies.

  •
  Extensive Public, Private Equity and Mergers and Acquisitions Contacts.  Our management team has significant experience and contacts in the public and private equity markets and mergers and acquisitions industry. In addition, our management team has a network of business relationships with executives and board members of privately held companies. We believe that these contacts will provide our management team with access to acquisition opportunities. We plan to use our contacts to identify acquisition opportunities that may not yet be available to the broader market.

  •
  Management Operating Experience.  Our officers, directors and special advisors have acquisition and operating experience in the industrial and consumer product sectors. We believe that this experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities in these sectors. This experience also assists us in evaluating whether acquisition targets have the human and other resourses necessary to sustain themselves as publicly traded companies.

Effecting a business combination

General

        To date, we have not selected or approached any target business on which to concentrate our search for a business combination. Subject to the limitations that a target business must have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although we will focus on acquiring an operating business in the consumer or industrial product sectors, we may acquire companies operating in other industries. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target business with which, or industry in which, we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not selected or approached any target business

        To date, we have not selected or approached any target business on which to concentrate our search for a business combination. Subject to the limitations that a target business must have a fair market value as reasonably determined by our board of directors of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although we will focus on acquiring an operating business in the industrial or consumer products sector, we may acquire companies operating in any industry we choose. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target business with which, or industry in which, we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. In no event, however, will we pay, directly or indirectly, any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee, consulting fee or other compensation for services rendered prior to or in connection with the consummation of a business combination by our company. Following a business combination our management may receive a fee for prospective services they may render to the target business, subject to their fiduciary obligations under Delaware law. We expect that we may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth and media coverage, should these outlets develop. We may pay a finder's fee to any unaffiliated party that provides information regarding prospective targets to us. Any such fee would be conditioned on our consummating a business combination with the identified target. We anticipate that such fees, if any, would be a percentage of the consideration associated with such business combination, with the percentage to be determined based on local market conditions at the time of such combination.

Selection of a target business and structuring of a business combination

        Mr. Hanks and Mr. Dullum will supervise the process of evaluating prospective target businesses, and we expect that they will devote substantial time to the search for an acquisition candidate. Mr. Hanks and Mr. Dullum will be assisted by the rest of our management team, together with our outside attorneys, accountants and other representatives.

        Subject to the requirement that our initial business combination must be with a target business with a fair market value as reasonably determined by our board of directors that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

  •
  financial condition and results of operation;

  •
  cash flow potential;

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  growth potential;

  •
  experience and skill of management and availability of additional personnel;

  •
  capital requirements;

  •
  competitive position;

  •
  barriers to entry;

  •
  stage of development of the products, processes or services;

  •
  security measures employed to protect technology, trademarks or trade secrets;

  •
  degree of current or potential market acceptance of the products, processes or services;

  •
  proprietary features and degree of intellectual property or other protection of the products, processes or services;

  •
  regulatory environment of the industry; and

  •
  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. Management will consider these criteria as a whole. For example, one target with a balance sheet that is stronger than another target due to the existence of higher stockholder's equity or other indicia of financial strength, may have a less established competitive position in its market. We cannot say in advance which criteria will be most important when evaluating two or more potential business combinations. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

        The structure of a particular business combination may take the form of a merger, capital stock exchange, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder's or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

        The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. To reduce potential conflicts of interest, we will not consummate a business combination with an entity which is affiliated with any member of our board of directors, management or initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. In the event that we obtain such opinion, we will file it with the Securities and Exchange Commission.

Probable lack of business diversification

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into account any interest earned on the trust account, the initial per share conversion price would be approximately $5.35, or $0.65 less than the per-unit offering price of $6.00.

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against a business combination and exercise their conversion rights.

Liquidation if no business combination

        If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest earned on the trust account, the initial per-share liquidation price would be approximately $5.50, or $0.50 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Robert J. Hanks, our Chairman of the Board and Executive Officer, and David A.R. Dullum, our President, have agreed to indemnify us from claims by a vendor that would reduce the amount of funds held in trust. However, we cannot assure you that Messrs. Hanks and Dullum will be able to satisfy those obligations in all instances. As a result, we cannot assure you that the actual per share liquidation price will not be less than $5.50, plus interest, due to claims of creditors.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

        In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

  •
  our obligation to seek stockholder approval of a business combination may delay or threaten the completion of a transaction;

  •
  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

  •
  our outstanding warrants and the option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our executive offices at One Boston Place, Suite 3630, Boston, Massachusetts 02108. Grand Cru Management, LLC has agreed to provide us with certain limited administrative, technology and secretarial services under a lease and services agreement, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between us and Grand Cru Management, LLC. The cost for the foregoing services to be provided to us by Grand Cru Management, LLC is $7,500 per month. We believe, based on rents and fees for similar services in the Boston, Massachusetts area, that the fee charged by Grand Cru Management, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        Our executive officers are not obligated to devote any specific number of hours to our matters. Although Messrs. Hanks and Dullum intend to devote a substantial amount of time to the search for and due diligence of a target acquisition, the amount of time they or any of our officers will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

        We are not involved in any litigation or administrative proceedings incidental to our business.

Periodic reporting and audited financial statements

        We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will not acquire a target business if audited financial statements based on U.S. generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In addition, our management will ensure that the target company is compliant, on a timely basis, with the Sarbanes-Oxley Act of 2002. Our management believes that the requirement of having available audited financial statements for the target business, as well as achieving timely compliance with the Sarbanes-Oxley Act of 2002, will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter has not exercised its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms of a Rule 419 Offering
Escrow of offering proceeds	$55,000,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company. These proceeds consist of $53,500,000 from the net proceeds payable to us and $1,500,000 of the proceeds attributable to the deferred portion of the underwriters' discount and non-accountable expense allowance.	$49,500,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $55,000,000 of net offering proceeds held in trust will only be invested in "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated informs us of its decision to allow earlier separate trading provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Robert J. Hanks	62	Chairman of the Board, Chief Executive Officer and Treasurer
David A.R. Dullum	57	President, Secretary and Director
Todd A. Fitzpatrick	35	Vice President and Chief Accounting Officer
Christopher R. Young	38	Vice President
John Carson	59	Director
Timothy J. Durkin	48	Director
William E. Mahoney	73	Director

        Robert J. Hanks has been our Chairman and Chief Executive Officer since our inception. Mr. Hanks has over 30 years experience in private equity, mergers and acquisitions and in general and financial management. He has operating experience in the United States, Latin America and Asia. Mr. Hanks is a principal and managing general partner of New England Partners, a private equity firm he co-founded in 1992 that is based in Boston, Massachusetts. Since January 2004, he has served as a director of Elmet Technologies, Inc. a privately held specialty industrial products manufacturer, and since October 1997, of Solar Cosmetic Labs, Inc., a privately held health and beauty products manufacturer. From 1987-1991, he was President of Vista Investment Company, a private equity investment firm established by the Vista Group that specialized in middle market transactions. Prior to that, Mr. Hanks served in various senior management positions in NYSE-listed public companies. He was Vice President and Group Officer of Conrac Corporation and Chief Financial Officer of GTE Brasil, Vice President of GTE Communications Products and President of GTE Asia Pacific. Mr. Hanks holds a B.S. in Economics from the Maxwell School at Syracuse University and an M.B.A. in International Finance from Whitman School of Management at Syracuse University.

        David A.R. Dullum has been our President and Secretary since our inception. Mr. Dullum has more than 30 years of professional investment experience and is a principal and general partner of New England Partners, a private equity firm based in Boston. From 1976-1990, he was a Managing General Partner of the Chicago-based private equity firm Frontenac Company. During his 14 year tenure at Frontenac, he was instrumental in increasing funds under management from $3 million to over $250 million. Mr. Dullum serves as a director of Simkar Corporation, a manufacturer of industrial and consumer lighting products and Fetco Home Decor, Inc., a designer and manufacturer of home decor products. He also serves as a director of three publicly traded companies: Gladstone Capital Corp. (NASDAQ:GLAD); Gladstone Commercial Corp. (NASDAQ:GOOD); and Gladstone Investment Corp. (NASDAQ:GAIN) and is the Audit Committee Chair for GLAD and GAIN. He has lectured on venture capital at the J. L. Kellogg Graduate School of Management, Northwestern University, and was a member of the Board of Trustees of the Stanford Graduate School of Business Trust and former Chairman of the National Association of Small Business Investment Companies. Mr. Dullum holds a B.M.E. from Georgia Institute of Technology and an M.B.A. from Stanford Graduate Business School.

        Todd A. Fitzpatrick has been our Vice President and Chief Accounting Officer since August 10, 2005. Mr. Fitzpatrick is a partner of New England Partners, a private equity firm based in Boston, where he has been a principal since 1998. Mr. Fitzpatrick focuses on investing in middle market buyouts within the consumer and industrial sectors. From 1993-1998 Mr. Fitzpatrick was a senior auditor with Coopers & Lybrand performing audits and mergers and acquisition assignments for corporate clients. He has broad based experience in a variety of industries including consumer and industrial products, high-tech manufacturing, and medical technology. Mr. Fitzpatrick graduated from Bowdoin College with a B.A. and has M.B.A. and M.S.A. degrees from Northeastern University.

        Christopher R. Young has been our Vice President since August 10, 2005. Mr. Young is a partner of New England Partners ("NEP"), a private equity firm based in Boston, where he has been a principal since 1997. Mr. Young also serves as a director of SourceIQ, Inc., a privately held software company. From 1992 - 1995, Mr. Young was an investment banker in the mergers and acquisition group with NationsBanc Capital Markets, Inc. (now Banc of America Securities, Inc.). He has 13 years of experience in evaluating investments in, and mergers and acquisitions of, middle market companies. Mr. Young graduated from Babson College with a B.S. degree.

        John Carson became a director of our Company on August 12, 2005. From 2000 - February 2005 Mr. Carson served as President and Chief Executive Officer of Marbo, Inc., a privately held investment firm that invests in and acquires companies in the consumer product sector. From 1993-1999 he served as Chairman of Triarc Companies, Inc., a holding company, during which time he served as Chairman of Triarc Beverage Group, and as President and Chief Executive Officer of Royal Crown Company, both subsidiaries of Triarc Companies, Inc. that sold brand name beverages including Royal Crown, Snapple, Mystic Brands and Stewart's Root Beer. From 1967-1993, Mr. Carson served in various positions with Cadbury-Schweppes, including its President from 1984 to 1993. Mr. Carson is a graduate of the College of Commerce, Birmingham and the London Business School.

        Timothy J. Durkin, has been a director of our company since inception. Since 1998, Mr. Durkin has been a Managing Director of Latona Associates, a private merchant bank where he is responsible for Latona's private equity investment activities. From 1991-1997, he served as General Partner of Marlborough Capital Advisors, a private mezzanine and equity investment firm. From 1986 to 1990, Mr. Durkin was an Associate of the Merchant Banking Division of Signal Capital Corporation, a subsidiary of The Henley Group. Mr. Durkin began his career at Manufacturers Hanover Trust Company, where he spent three years at the bank's International Division in Latin America. Mr. Durkin graduated with a Bachelor of Arts from St. Lawrence University in 1979 and earned a M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College in 1986. Mr. Durkin is a director of Zenith Administrators, Inc., Progressive Moulded Products Corp and S Spirits LLC.

        William E. Mahoney became a director of the Company on August 12, 2005. Mr. Mahoney retired in 1997 as vice chairman and chief operating officer of Witco Corporation (now Chemturo Corporation), a $4.0 billion in sales global manufacturer of specialty chemical and petroleum products. He served as chairman of Witco's executive committee of the board of directors. A member of the board of directors since 1989, he also sat on the board's pension committee and audit committee (as a non-voting member). During his 20 years with Witco, Mr. Mahoney was involved in over 20 acquisitions. He is an adjunct professor at the University of Massachusetts, Amherst, and serves on the advisory council in the College of Natural Sciences and Mathematics. Mr. Mahoney graduated from the University of Massachusetts, Amherst, with B.S. degree in chemistry and completed the advanced marketing management program at Harvard University Business School. He was awarded the Chancellor's Medal at the University of Massachusetts in 1996. It is the highest honor bestowed on an individual for extraordinary service to industry and the university.

        Our board of directors has five directors, who will each serve until the next annual meeting of stockholders and until their successor is elected and qualified. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Special Advisors

        The following individuals have agreed to serve as special advisors:

        Thomas Bullock has over 25 years experience in the packaged goods and food and beverage industry. From 1997-2000 Mr. Bullock served as President and Chief Executive Officer of Ocean Spray Cranberries, Inc. During Mr. Bullock's tenure at Ocean Spray, sales grew to $1.4 billion and he oversaw the acquisition of Nantucket Nectars. Mr. Bullock serves as a director of ClearSource, Inc., a private-label bottled water company and the Mac-Gray Company, a publicly traded company listed on the New York Stock Exchange. Mr. Bullock is a graduate of Saint Joseph's University.

        Stephen Gray founded The Recovery Group ("TRG"), where he serves as the Managing General Partner. TRG is a leading professional services firm specializing in workouts, turnaround consulting and crisis management. Mr. Gray has over 30 years experience in this field and has worked with publicly traded and privately held companies, where he often serves as Chief Executive Officer or Chief Restructuring Officer. Mr. Gray is currently on the board of Solar Cosmetic Labs, Inc. Mr. Gray has a B.S. in Engineering from George Washington University and an M.S. in Mechanical Engineering from Tufts University.

        John I. Jellinek serves as President of Jelco Ventures, Inc., a private equity investment firm he founded in 1971. Over the last 30 years, Mr. Jellinek has completed and/or invested in over 50 private equity transactions. Notable transactions during that period include Bell Sports Corporation, IMNET Systems, Inc., Apogent Technologies, Tapscotts, Inc., Labor Source LLC, Pelstar LLC and CourtLink. Mr. Jellinek is a shareholder and operating director of BPC Group, a boutique, mid-market investment bank and he is a director of K2 Industrial, Inc. (from March 1997 to the present) Pelstar LLC (from August 2000 to the present), and Capital Resource Advisors (from September 1999 to the present) and, since April 2005, as Chairman of Zenith Administrators, Inc., a third party administrator of pension and health care plans. In addition, Mr. Jellinek serves as treasurer of the Aspen Valley Hospital Board of Trustees. He is a co-founder of the Entrepreneur Foundation at Miami University and has served as a co-trustee of the Miami University fund and its Business School Board. Mr. Jellinek received his B.S. from Miami University and his M.B.A. from the University of Chicago.

Director Independence

        Our board of directors has determined that Timothy J. Durkin, William Mahoney and John Carson are "independent directors" as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act.

Board Committees

        Our board of directors has an audit committee and has adopted a charter for this committee as well as a code of ethics that governs the conduct of our officers and employees.

Audit Committee

        Our audit committee consists of Messrs. Durkin (Chair), Mr. Carson and Mr. Dullum. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the American Stock Exchange and the SEC. Each member of our audit committee will be financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Durkin qualifies as an audit committee financial expert, as such term is defined by SEC rules. Although Mr. Dullum is temporarily serving on our audit committee, he does not qualify as an independent director as a result as his position as one of our officers. We intend to locate and appoint at least one additional independent director to replace Mr. Dullum on our audit committee within one year of the completion of the offering.

        The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Code of Ethics

        We have adopted a code of ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive compensation

        No executive officer or director has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Grand Cru Management, LLC, an affiliate of Robert J. Hanks and David A.R. Dullum, a fee of $7,500 per month for providing us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts. However, this arrangement is solely for our benefit and is not intended to provide Robert J. Hanks and David A.R. Dullum compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in Grand Cru Management, LLC.

        Other than this $7,500 per month fee, no compensation of any kind, including finder's and consulting fees, will be paid to any of our initial stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our initial stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

        It is expected that our current management will not participate as executive officers of a target company. Following an acquisition, an officer or director who serves the resulting entity as a director or in an advisory capacity, may receive compensation for his post-acquisition services.

Conflicts of interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Officers."

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination on a timely basis and securing the release of their stock.

  •
  Following an acquisition, an officer or director who serves the resulting entity as a director or in an advisory capacity may receive compensation for his post-acquisition activities. This could influence such individuals's motivation in advising our company in selecting and completing an acquisition.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, all of our officers have agreed, until the earlier of a business combination, our liquidation and such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have. In particular, the pre-existing fiduciary obligations that Mr. Hanks might have, include, but are not limited to, his obligations to present business opportunities to Solar Cosmetic Labs, Inc. or Elmet Technologies, Inc. The pre-existing fiduciary obligations that Mr. Dullum might have, include, but are not limited to, his obligations to present business opportunities to Gladstone Capital Corp., Gladstone Commercial Corp. or Gladstone Investment Corp. Mr. Hanks and Mr. Dullum do not believe any of their pre-existing fiduciary obligations would, in practice, conflict with their obligations to the Company.

        In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. In the event we obtain such an opinion, we will file it with the Securities and Exchange Commission together with the investment banker's consent.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of September 29, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming they do not purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)		Before Offering	After Offering
Robert J. Hanks(2)	750,000	30.0%	6.0%
David A.R. Dullum(3)	750,000	30.0%	6.0%
Grand Cru Management, LLC(4)	225,000	9.0%	1.8%
Todd A. Fitzpatrick	200,000	8.0%	1.6%
Christopher R. Young	200,000	8.0%	1.6%
John Carson	50,000	2.0%	*
Timothy J. Durkin(5)	50,000	2.0%	*
William E. Mahoney	50,000	2.0%	*

All directors and officers as a group (7 individuals)(6)	2,275,000	91.0%	18.2%

*
less than one percent.

(1)
The business address of each person is One Boston Place, Suite 3630, Boston, Massachusetts 02108.

(2)
Includes 750,000 shares held individually by Mr. Hanks. Does not include 225,000 shares held of record by Grand Cru Management, LLC, of which Mr. Hanks is a Manager and owner.

(3)
Includes 750,000 shares held individually by Mr. Dullum. Does not include 225,000 shares held of record by Grand Cru Management, LLC, of which Mr. Dullum is a Manager and owner.

(4)
Grand Cru Management, LLC is owned by Mr. Hanks and Mr. Dullum.

(5)
Includes 50,000 shares held individually by Mr. Durkin. Does not include 100,000 shares held of record by an investment fund of which Mr. Durkin serves as an officer of the manager.

(6)
Includes shares held by Grand Cru Management, LLC.

        Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 18.2% of the then issued and outstanding shares of our common stock. Because of this ownership block, these initial stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until, subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period), six months after the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

        During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children, trusts established for their benefit, or to affiliated companies, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        Robert J. Hanks and David A.R. Dullum have agreed with Ferris, Baker Watts, Incorporated that after this offering is completed and within the first 90 trading days after separate trading of the warrants has commenced, they and other existing stockholders will collectively offer to purchase up to 1,700,000 warrants in the public marketplace at prices not to exceed $0.70 per warrant, subject to compliance with federal and state securities law. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed a business combination. Such purchases of warrants are intended to stabilize or maintain the market price and contribute to the liquidity of outstanding warrants. In addition, purchases by stockholders demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate. The warrants may trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable. In no event will Ferris, Baker Watts, Incorporated allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K.

CERTAIN TRANSACTIONS

        As of June 22, 2005, we issued 2,500,000 shares of our common stock to the parties set forth below for $25,000 in cash, at an average purchase price of $0.01 per share, as follows:

Name	Number of Shares	Relationship to us
Robert J. Hanks	750,000	Chairman of the Board, Chief Executive Officer and Treasurer
David A.R. Dullum	750,000	President, Secretary and Director
Grand Cru Management, LLC	975,000	Principal stockholder and affiliate of management
Timothy J. Durkin	25,000	Director

        Grand Cru Management LLC subsequently sold 750,000 of its shares of common stock including to certain officers, directors, special advisors and other accredited investors as follows:

Todd A. Fitzpatrick	200,000
Christopher R. Young	200,000
Timothy Durkin	25,000
John Carson	50,000
William E. Mahoney	50,000
John I. Jellinick	25,000
Stephen Gray	25,000
Thomas Bullock	25,000
Latona Associate Fund I, LLC	100,000
Frank H. Jellinick, Jr.	50,000

        All shares of common stock outstanding prior to this offering will be placed into an escrow account with Continental Stock Transfer & Trust Company and with certain limited exceptions will not be tradeable until six months after the consummation of a business combination.

        The holders of the majority of the shares outstanding prior to this offering will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Grand Cru Management, LLC, an affiliate of Robert J. Hanks and David A.R. Dullum, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts, as we may require from time to time. We have agreed to pay Grand Cru Management, LLC $7,500 per month for these services. Robert J. Hanks and David A.R. Dullum each own 50% of Grand Cru Management, LLC and, as a result, will benefit from the transaction to the extent of their interest in or position with Grand Cru Management, LLC. Grand Cru Management, LLC is subleasing space from NEGF Advisory Company, Inc., of which Mr. Hanks and Mr. Dullum are principals.

        These arrangements are solely for our benefit and are not intended to provide Robert J. Hanks and David A.R. Dullum compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Boston, Massachusetts area, that the fee charged by Grand Cru Management, LLC (and paid by Grand Cru Management, LLC to NEGF Advisory Company, Inc.) is at least as favorable as we could have obtained from an unaffiliated person. However, we have not had the benefit of disinterested directors approving this transaction.

        Robert J. Hanks and David A.R. Dullum have advanced a total of $75,000, on a non-interest bearing basis, to us as of the date of this prospectus to cover expenses related to this offering. The advances will be payable on the earlier of June 15, 2006 and the consummation of this offering. We intend to repay these advances from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

        Mr. Dullum and Mr. Hanks are deemed to be our "promoters" as such terms is defined under the federal securities laws.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 2,500,000 shares of common stock are outstanding, held by twelve record holders. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated informs us of its decision to allow earlier separate trading, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K.

Common stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

        Our board of directors consists of five directors who shall serve until the next annual meeting of stockholders and until his successor is elected and qualified. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

        Our certificate of incorporation, as amended, authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; and

  •
  one year from the date of this prospectus.

        The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City local time or earlier upon redemption.

        We may call the warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $.01 per warrant;

  •
  at any time after the warrants become exercisable;

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our transfer agent and warrant agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares eligible for future sale

        Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,000,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to that date which is one year from the date of this prospectus. In addition, all of those shares have been placed in escrow and will not be transferable prior to that date which is six months following the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000 if the underwriters exercise their over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Availability of Rule 144 to Resales of Stock of Blank Check Companies

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

        The holders of our 2,500,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. All of the above stockholders also have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Delaware Anti-Takeover Law.

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets. However the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING

        Subject to the terms and conditions of an underwriting agreement dated    , 2005, each of the underwriters named below has agreed to purchase from us the number of units indicated in the following table. Ferris, Baker Watts, Incorporated is acting as the lead underwriter of this offering.

Underwriter	Number of Units
Ferris, Baker Watts, Incorporated
Brean Murray & Co., Inc.

Total	10,000,000

        This offering will be underwritten on a firm commitment basis. The underwriters propose to offer units, comprised of one share of common stock and two warrants, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $                      per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $                       per share to other brokers and dealers. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the lead underwriter.

        The underwriters' obligation to purchase units is subject to conditions contained in the underwriting agreement. Each underwriter is severally obligated to purchase all of the units that it has agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if it purchases any units. The offering of the units are made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of units.

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or the full exercise, as applicable, by the underwriters of their over-allotment option. This information further assumes full payment of the underwriters' discount and non-accountable expense allowance out of the gross proceeds of the proposed offering.

	Per unit	Total, With No Exercise of Over- allotment Option	Total, With Full Exercise of Over- allotment Option
Public offering price	$6.00	$60,000,000	$69,000,000
Underwriting discount(1)	0.36	3,600,000	4,140,000
Non-accountable expense allowance(1)(2)	0.075	750,000	750,000

Proceeds before expenses(2)(3)	$5.565	$55,650,000	$64,110,000

(1)
The underwriters have agreed to defer approximately $1,500,000 ($1,680,000 if the over-allotment option is exercised) of their underwriting fees and expenses until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred fees and expenses to the underwriters out of the proceeds of this offering held in the trust account at JP Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee, as follows: (i) deferred underwriting fees equal to 2.0% of the gross proceeds of this offering, or approximately $1,200,000 ($1,380,000 if the over-allotment option is exercised) ($0.12 per unit) will be paid to the underwriters, and (ii) a deferred non-accountable expense allowance equal to 0.5% of the gross proceeds of this offering (excluding the proceeds from the exercise of the over-allotment option), or approximately $300,000 ($0.03 per unit) will be paid to Ferris, Baker Watts, Incorporated, the lead underwriter. The underwriters have agreed to forfeit any rights to, or claims against, such proceeds if we do not complete a business combination within the time period described in this prospectus.

(2)
The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.

(3)
The offering expenses are estimated at approximately $650,000.

        We have agreed to pay the expenses incurred by Ferris, Baker Watts, Incorporated in connection with its services as lead underwriter.

        Upon consummation of our initial business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters' discount and non-accountable expense allowance held in the trust account and any accrued interest thereon. In the event that we are unable to consummate a business combination and the trustee is required to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against these proceeds and any accrued interest thereon; and (ii) these proceeds will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.

Over-allotment Option

        We have granted to the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional units are purchased pursuant to the option, the lead underwriter will offer the additional units on the same terms as those on which the other units are being offered hereby.

State Blue Sky Information

        If our securities are not listed on the American Stock Exchange, then the following restrictions would apply to this offering under state securities laws:

  •
  We would offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. In New York and Hawaii, we would rely on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and would not sell the units in these states until such registration is effective.

  •
  If you are not an institutional investor, you would be able to purchase the units in this offering only if you reside in the jurisdictions described directly above. Institutional investors in every state, except in Idaho and Oregon, would be able to purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of such states. The definition of an "institutional investor" varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

  •
  Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, would be exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states would be permitted to require notice filings and collect fees with regard to these transactions and a state would be permitted to suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, we have not yet determined in which states we would submit the required filings or pay the required fees if our securities are not listed on the American Stock Exchange.

  •
  We believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, would be eligible for sale on a resale or secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state's registration requirements:

  •
  immediately in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Kentucky, Maryland, New York, Pennsylvania, Rhode Island and Wisconsin;

  •
  commencing 90 days after the date of this prospectus in, Maine, Nevada and New Mexico; and

  •
  commencing 180 days from the date of this prospectus in Alabama and Massachusetts.

  •
  If you reside in a state other then those listed immediately above, you would not be permitted to purchase our securities in the resale or secondary market unless there is an applicable exemption from the state registration requirement or unless we were to make a notice filing and/or paid any applicable fee.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may required to make in respect of any of these liabilities.

Escrow Agreement

        Each of our initial stockholders has agreed to deposit all of his shares into an escrow account maintained by Continental Stock Transfer and Trust Company, acting as escrow agent. Subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period), these shares will not be transferable during the escrow period and will not be released until six months after the consummation of a business combination.

Stabilization, Short Positions and Penalty Bids

        In connection with the offering, the underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of stabilizing, maintaining or otherwise affecting the price of our units.

        These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market price of our units above that which might otherwise prevail in the open market or preventing or retarding a decline in the market price of our units. The imposition of a penalty bid may also affect the price of the units to the extent that it discourages resales. These transactions may be effected on the American Stock Exchange, in the over-the-counter market or on any trading market, and if any of these transactions are commenced, they may be discontinued without notice at any time.

        Robert J. Hanks and David A.R. Dullum have agreed with the underwriters that after this offering is completed and within the first 90 trading days after separate trading of the warrants has commenced, they and other existing stockholders will collectively offer to purchase up to 1,700,000 warrants in the public marketplace at prices not to exceed $0.70 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed a business combination. Such purchases of warrants are intended to stabilize or maintain the market price and contribute to the liquidity of outstanding warrants. These stabilizing transactions may have the effect of raising or maintaining the market price of our warrants above that which might otherwise prevail in the open market or preventing a decline in the market price of our warrants.

        Neither we nor the underwriters make any representation or prediction as to the magnitude or effect of any such transaction. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Pricing of the Offering

        Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for our units has been determined by negotiations between us and Ferris, Baker Watts, Incorporated. Among the primary factors considered in determining the initial public offering price were:

  •
  prevailing market and economic conditions;

  •
  our capital structure;

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

        Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell it at or above the purchase price.

Other terms

        We have granted Ferris, Baker Watts, Incorporated the right to have its designee present at all meetings of our board of directors for a period of two years from the date of this prospectus. The designee (who need not be the same individual from meeting to meeting) will be entitled to receive the same notices and communications sent by us to our directors and to attend directors' meetings, but will have no voting rights. Ferris, Baker Watts, Incorporated has not named a designee as of the date of this prospectus.

Listing of Units, Shares of Common Stock, and Warrants

        We have applied to have the Units, shares of Common Stock, and Warrants listed on the American Stock Exchange under the following symbols:

Units:	"HAC.U"
Common Stock:	"HAC"
Warrants:	"HAC.WS"

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Davis, Malm & D'Agostine, P.C., Boston, Massachusetts. Venable LLP, Vienna, Virginia, is acting as counsel for the underwriter in this offering.

EXPERTS

        The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Harbor Acquisition Corporation

We have audited the accompanying balance sheet of Harbor Acquisition Corporation (a development stage company) as of June 22, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from June 20, 2005 (inception) to June 22, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Acquisition Corporation as of June 22, 2005, and the results of its operations and its cash flows for the period from June 20, 2005 (inception) to June 22, 2005 in conformity with United States generally accepted accounting principles.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 28, 2005

Harbor Acquisition Corporation

(A Development Stage Company)

Balance Sheet

As of June 22, 2005

Assets
Cash	$100,000

Total Assets	$100,000

Liabilities And Stockholders' Equity
Liabilities
Accrued Expenses	$5,000
Notes Payable, Stockholders	75,000

Total Liabilities	80,000

Commitment
Stockholders' Equity
Preferred Stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common Stock, $.0001 par value, 50,000,000 shares authorized; 2,500,000 shares issued and outstanding	250
Additional Paid-in Capital	24,750
Deficit accumulated during the development stage	(5,000)

Total Stockholders' Equity	20,000

Total Liabilities and Stockholders' Equity	$100,000

See notes to financial statements

Harbor Acquisition Corporation

(A Development Stage Company)

Statement of Operations

Period from June 20, 2005 (inception) to June 22, 2005

Operating Expenses
General & Administrative	$5,000

Net Loss	$(5,000)

Loss per Share—basic and fully diluted	$(0.00)

Weighted Average number of common shares outstanding—basic and diluted	2,500,000

See notes to financial statements

Harbor Acquisition Corporation

(A Development Stage Company)

Statement of Stockholders' Equity

Period from June 20, 2005 (inception) to June 22, 2005

	Common Stock
			Additional Paid-in Capital	Deficit Accumulated During the Development Stage
	Shares	Amount			Total
Stock issued June 22, 2005 at $.01 per share	2,500,000	$250	$24,750		$25,000
Net Loss				$(5,000)	$(5,000)

Balance at June 22, 2005	2,500,000	$250	$24,750	$(5,000)	$20,000

See notes to financial statements

Harbor Acquisition Corporation

(A Development Stage Company)

Statement of Cash Flows

Period from June 20, 2005 (inception) to June 22, 2005

Cash Flows From Operating Activities
Net Loss	$(5,000)
Changes in Accrued Expenses	5,000

Net Cash Used In Operating Activities	0

Cash Flows From Financing Activities
Proceeds from sale of stock	25,000
Proceeds from advances from Stockholders	75,000

Net Cash provided by Financing Activities	100,000

Net Change in Cash and Cash at end of period	$100,000

See notes to financial statements

Harbor Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements

1.     Organization, Business Operations and Significant Accounting Policies

        Harbor Acquisition Corporation (the "Company") was incorporated in Delaware on June 20, 2005 as a blank check company whose objective is to acquire an operating business.

        At June 22, 2005, the Company had not yet commenced any operations. All activity through June 22, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 10,000,000 units ("Units") which is discussed in Note 2 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $5.50 per Unit sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Company's directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 2,500,000 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Proposed Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.

Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $2,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 22, 2005.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

        Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.     Proposed Public Offering

        The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 1,500,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will pay the underwriters in the Proposed Offering an underwriting discount of 6.0% of the gross proceeds of the proposed offering, of which 2.0% of the gross proceeds will be held in a trust account and payable only upon the consummation of a business combination. In addition, the Company will pay Ferris, Baker Watts,

Incorporated, the lead underwriter, a non-accountable expense allowance of 1.25% of the gross proceeds of the proposed offering, of which 0.5% of the gross proceeds will be held in a trust account and payable only upon the consummation of a business combination.

3.     Notes Payable, Stockholders

        The Company issued an aggregate of $75,000 unsecured promissory notes to two of its Initial Stockholders on June 22, 2005. The notes are non-interest bearing and are payable on the earlier of June 15, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates its carrying amount.

4.     Commitments and Related Party Transactions

        The Company presently occupies office space provided by an affiliate of several of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

5.     Commitment

        Pursuant to letter agreements dated June 22, 2005 with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

        The Initial Stockholders have agreed with the Representative that, after consummation of the Proposed Offering and within the first 90 day period after separate trading of the Warrants has commenced, they or other existing stockholders will collectively purchase up to 1,700,000 Warrants in the public marketplace at prices not to exceed $0.70 per Warrant.

        The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

6.     Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        Until            , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a rospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	3
Summary Financial Data	8
Risk Factors	9
Forward-Looking Statements	19
Use of Proceeds	20
Dilution	23
Dividend Policy	24
Capitalization	24
Management's Discussion and Analysis of Financial Condition and Results of Operations	25
Proposed Business	27
Management	38
Principal Stockholders	43
Certain Transactions	45
Description of Securities	47
Underwriting	52
Legal Matters	56
Experts	56
Where You Can Find Additional Information	57
Index to Financial Statements	F-1

PROSPECTUS

HARBOR ACQUISITION
CORPORATION

10,000,000 Units

Ferris, Baker Watts
Incorporated

Brean Murray & Co., Inc.

____________, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial trustees' fee	$1,000	(1)
SEC registration fee	$22,834
NASD filing fee	$18,500
Accounting fees and expenses	$25,000
Printing and engraving expenses	$50,000
Legal fees and expenses	$425,000
AMEX Listing Fee	60,000
Miscellaneous	$47,666	(2)

Total	$650,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $                  for acting as trustee, $                  for acting as transfer agent of the registrant's common stock, $                  for acting as warrant agent for the registrant's warrants and $                  for acting as escrow agent.

(2)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        "Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

    (a)
    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    (b)
    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c)
    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d)
    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e)
    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f)
    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    (g)
    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

    (h)
    For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

    (i)
    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j)
    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k)
    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Article XVIII of our Certificate of Incorporation provides:

    "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

(a)
During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Purchaser	Security Purchased	Amount	Date	Purchase Price Per Share
David A.R. Dullum	Common Stock	750,000	June 21, 2005	$0.01
Robert J. Hanks	Common Stock	750,000	June 21, 2005	$0.01
Grand Cru Management, LLC	Common Stock	975,000	June 21, 2005	$0.01
Timothy J. Durkin	Common Stock	25,000	June 21, 2005	$0.01

        Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealers Agreement.*
3.1	Certificate of Incorporation.**
3.2	Bylaws.**
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
4.5	Form of Unit Purchase Option.**
5.1	Opinion of Davis, Malm & D'Agostine, P.C.*
10.1	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated, and Robert J. Hanks.**
10.2	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and David A.R. Dullum.**
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.4	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.**
10.5	Form of Letter Agreement between Grand Cru Management, LLC and the Registrant regarding administrative support.**
10.6	Advance Agreement between the Registrant and Robert J. Hanks, dated June , 2005.**
10.7	Advance Agreement between the Registrant and David A.R. Dullum, dated June , 2005.**
10.8	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
10.9	Form of Warrant Purchase Agreement among each of Robert J. Hanks and David A.R. Dullum and Ferris, Baker Watts, Incorporated.**
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Davis, Malm & D'Agostine, P.C. (included as part of Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).**
99.1	Audit Committee Charter **
99.2	Code of Ethics **
99.3	Code of Ethics for Senior Financial Officers**

*
To be filed by amendment

**
Filed on June 30, 2005

ITEM 17. UNDERTAKINGS.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 29th day of September, 2005.

HARBOR ACQUISITION CORPORATION
By:	/s/ ROBERT J. HANKS Robert J. Hanks Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ ROBERT J. HANKS Robert J. Hanks	Chief Executive Officer, Chairman of the Board of Directors and Treasurer (Principal Executive Officer)	September 29, 2005
/s/ DAVID A.R. DULLUM,* David A.R. Dullum	President, Secretary and Director	September 29, 2005
/s/ TIMOTHY J. DURKIN,* Timothy J. Durkin	Director	September 29, 2005
/s/ JOHN CARSON,* John Carson	Director	September 29, 2005
/s/ WILLIAM E. MAHONEY,* William E. Mahoney	Director	September 29, 2005
/s/ TODD A. FITZPATRICK,* Todd A. Fitzpatrick	Vice President and Principal Accounting Officer	September 29, 2005
*
By Robert J. Hanks, Attorney-in-Fact

QuickLinks

PROSPECTUS SUMMARY
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
Risks Related to Our Business
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DILUTION
DIVIDEND POLICY
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN TRANSACTIONS
DESCRIPTION OF SECURITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Harbor Acquisition Corporation (A Development Stage Company) Balance Sheet As of June 22, 2005
Harbor Acquisition Corporation (A Development Stage Company) Statement of Operations Period from June 20, 2005 (inception) to June 22, 2005
Harbor Acquisition Corporation (A Development Stage Company) Statement of Stockholders' Equity Period from June 20, 2005 (inception) to June 22, 2005
Harbor Acquisition Corporation (A Development Stage Company) Statement of Cash Flows Period from June 20, 2005 (inception) to June 22, 2005
Harbor Acquisition Corporation (A Development Stage Company) Notes to Financial Statements
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 17. UNDERTAKINGS.
SIGNATURES